Exhibit 99.1

Red Cat’s Teal 2 sUAS Now Available for Purchase
Through US Government’s GSA Advantage

SAN JUAN, Puerto Rico, July 20, 2023 -- Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat” or the “Company”), a drone technology company integrating robotic hardware and software for military, government and commercial operations, today announces that its military-grade sUAS, the Teal 2, is now available for purchase through the U.S. government’s GSA Advantage website (gsaadvantage.gov).

GSA Advantage is an online shopping and ordering service created within the General Services Administration for use by government agencies to buy commercial products and services. Customers from government agencies can view complete specs, hi-res images and government-specific pricing for the Teal 2 here (1.8 GHz model) and here (2.4 GHz model).

The Teal 2, the world’s leading small unmanned aircraft system for night operations, recently received clearance from the U.S. Department of Defense (DoD) to be designated as a Blue UAS, joining a select group of DoD-approved drones for government users. According to the DoD, Blue UAS drones “are NDAA compliant, validated as cyber-secure and safe to fly, and are available for government purchase and operation.”

“The Teal 2’s compact size, advanced technology and rugged design make it ideal for the needs of the warfighter, though it’s versatile enough that other federal agencies, including U.S. Customs and Border Protection, have become early-adopter customers,” said Geoff Hitchcock, senior vice president of global defense solutions at Red Cat. “We’re proud to now be able to directly offer the Teal 2 for sale to all U.S. government agencies through GSA Advantage.”

As the first sUAS to be equipped with Teledyne FLIR's new Hadron 640R sensor, the Teal 2 provides end users with the highest resolution thermal imaging in a small (Group 1) form factor, optimized for nighttime operations. Red Cat’s other technology partners for the Teal 2 include Athena AI, Reveal Technology and Tomahawk Robotics.

The Teal 2 is manufactured at Red Cat’s purpose-built factory in Salt Lake City, Utah.

Red Cat will exhibit the Teal 2 at the Elevate UAV Summit in Miami from July 26-27.

About Red Cat Holdings, Inc.

Red Cat (Nasdaq: RCAT) is a drone technology company integrating robotic hardware and software for military, government and commercial operations. Red Cat’s solutions are designed to “Dominate the Night™” and include the Teal 2, a small unmanned system offering the highest-resolution thermal imaging in its class. Learn more at www.redcatholdings.com.

Forward-Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Contacts

NEWS MEDIA:
Dalton Agency
Phone: +1 (615) 515-4891
Email: redcat@daltonagency.com

INVESTORS:
CORE IR
Phone: + 1 (516) 222-2560
Email: investors@redcat.red

Website: https://www.redcatholdings.com